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                                                                   Exhibit 10.79


                         AMENDMENT TO NOTE AGREEMENT


     THIS AMENDMENT TO NOTE AGREEMENT, dated as of September 30, 1997 (this "Amendment"), is by and between AMBASSADOR II, L.P., a limited partnership duly organized and validly existing under the laws of the State of Delaware (the "Borrower"), and NOMURA ASSET CAPITAL CORPORATION, a corporation organized under the laws of the State of Delaware (together with its successors and assigns, the "Lender").

                                   RECITALS

     WHEREAS, the Borrower and the Lender entered into that certain Note Agreement dated as of June 22, 1997, as amended by that certain letter agreement dated as of June 26, 1997 between the Borrower and the Lender (as amended, the "Note Agreement"), pursuant to which the Lender agreed to make to the Borrower a series of loans, under the guarantee of the Guarantors and under the terms and conditions thereof, in an aggregate principal amount not exceeding $75,000,000 at any one time outstanding; and

     WHEREAS, the Borrower and the Lender desire to amend the Note Agreement as set forth in this Amendment.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Defined Terms. Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Note Agreement. The term "this Agreement" as used in the Note Agreement shall mean the Note Agreement as amended by this Amendment.

     2. Amendment to Section 1.01 of the Note Agreement. Section 1.01 of the Note Agreement is hereby amended as follows:

     (a) The definitions of "Ambassador Debt Service" and "Ambassador Debt Service Ratio" are hereby deleted in their entirety and the following is inserted in lieu thereof:

            ">Ambassador Debt Service= shall mean, for any period for Ambassador and its Consolidated Subsidiaries, the sum (determined on a consolidated basis in accordance with GAAP and without duplication) of the following: (a) all payments of principal of Indebtedness (other than payments of principal due on the maturity date of a loan) of Ambassador and its Consolidated Subsidiaries scheduled to be made during such period plus (b) all Interest Expense payable by Ambassador and its



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            Consolidated Subsidiaries during such period.

            ">Ambassador Debt Service Ratio= shall mean, as to any date of determination on or after the Closing Date, the ratio of (A) Ambassador Cash Flow for the twelve month period ending on the last day of the calendar quarter most recently ended prior to such date of determination to (B) Ambassador Debt Service for such period."

            (b) The definition of "Assignments" is hereby amended by adding the following clause at the end thereof before the ".":

            ", as the same shall be modified and supplemented and in effect from time to time."

            (c) The definitions of "Debt Service Ratio," "LP Debt Service" and "LP Debt Service Ratio" are hereby deleted in their entirety and the following is inserted in lieu thereof:

            "Debt Service Ratio" shall mean with respect to the Borrower as to any date of determination on or after the Closing Date, the ratio of (A) the aggregate Cash Flow of all of the Collateral Properties for the twelve month period ending on the last day of the calendar month ending on or most recently ended prior to such date of determination to (B) Debt Service of the Borrower for such period. Notwithstanding the foregoing, Cash Flow with respect to an Additional Property shall be included in such calculations from the date of the Approval Notice with respect to such Additional Property only, but, once so included, shall include Cash Flow with respect to such Additional Property for the same period used for the other Collateral Properties, provided, however, that (i) if, with respect to any Collateral Property, such twelve month period includes a period of more than three months prior to the Borrower's ownership of such Collateral Property, Cash Flow shall include the Borrower's predecessor's cash flow with respect to such Collateral Property (which cash flow (a) shall be certified to the best knowledge of a senior financial officer of the Borrower and evidenced by such supporting information as reasonably requested by the Lender) and (b) shall be adjusted to reflect the amount, if any, that the Borrower has demonstrated, in the Lender's sole discretion, is appropriate to reflect reductions in Property Expenses which the Borrower expects to achieve as a result of increased efficiency of operation of such Collateral Property or otherwise), and (ii) if, with respect to any Collateral Property, such twelve month period includes a period of three months or less prior to the Borrower's ownership of such Collateral Property, Cash Flow for such Collateral



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            Property shall be annualized for the full twelve month period based on the operating results during Borrower's period of ownership, as determined by the Lender in its sole discretion.

            >LP Debt Service= shall mean, for any period for the Operating Partnership and its Consolidated Subsidiaries, the sum (determined on a consolidated basis in accordance with GAAP and without duplication) of the following: (a) all payments of principal of Indebtedness (other than payments of principal due on the maturity date of a loan) of the Operating Partnership and its Consolidated Subsidiaries scheduled to be made during such period plus (b) all Interest Expense payable by the Operating Partnership and its Consolidated Subsidiaries during such period.

            >LP Debt Service Ratio= shall mean, as to any date of determination on or after the Closing Date, the ratio of (A) LP Cash Flow for the twelve month period ending on the last day of the calendar quarter ending on or most recently ended prior to such date of determination to (B) LP Debt Service for such period."

            (d) The definition of "Maturity Date" is hereby deleted in its entirety and the following is inserted in lieu thereof:

            ">Maturity Date=" shall mean December 31, 1998, or such earlier date resulting from acceleration."

            (e) The definition of "Revolving Credit Termination Date" is hereby deleted in its entirety and the following is inserted in lieu thereof:

            ">Revolving Credit Termination Date= shall mean December 15, 1998, or, if earlier, the Maturity Date."

            (f) The definition of "Security Agreement" is hereby deleted in its entirety and the following is inserted in lieu thereof:

            ">Security Agreement= shall mean that certain Amended and Restated Security Agreement, dated as of September 30, 1997, between the Borrower and the Lender, as modified and supplemented and in effect from time to time."

            (g) The following is hereby inserted after the definition of "Excess Cash Flow":

            ">Exit Fee= shall have the meaning assigned to such term in Section 3.03."




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            3. Amendment to Section 2.03 of the Note Agreement.  Section 2.03
of the Note Agreement is hereby amended by adding the following to the end of the first sentence thereof before the ".":
            "and plus an Exit Fee calculated on the amount of such prepayment."

            4. Amendment to Section 2.06 of the Note Agreement. Section 2.06 of the Note Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

            "2.06 Optional Prepayments. Subject to Section 4.04, the Borrower shall have the right to prepay Mortgage Loans at any time or from time to time (including, without limitation, in connection with a Release as set forth in Section 2.09), provided that: (1) the Borrower shall give the Lender notice of each such prepayment as provided in Section 4.05; (2) in addition to paying the principal amount specified in the notice of prepayment, the Borrower shall pay an Exit Fee calculated on the principal amount prepaid (unless the Mortgage Loans are being prepaid pursuant to Sections 5.01,
            5.02 or 5.03), plus any amounts payable under Section 5.04 in connection with such prepayment; and (3) the Borrower shall pay interest on the principal amount prepaid, accrued to the date of prepayment, on the prepayment date."

            5. Amendment to Section 2.07 of the Note Agreement. Section 2.07 of the Note Agreement is hereby amended by adding the following to the end of such Section before the ".":

            ", and together with each such prepayment of principal, the Borrower shall pay to the Lender an Exit Fee calculated on the principal amount so prepaid."

            6. Amendment to Section 2.09 of the Note Agreement.  Clause (b) of
Section 2.09 of the Note Agreement is hereby amended by adding the following to the end of such clause before the ";": "and an Exit Fee calculated on the amount so prepaid".

            7. Amendment to Section 3 of the Note Agreement. Section 3.01 of the Note Agreement is hereby amended by adding the following to the end of such
Section:

            "Together with such payment of the outstanding principal amount of the Mortgage Loans on the Maturity Date, the Borrower will pay to the Lender an Exit Fee calculated on such outstanding principal amount."

The following is hereby inserted as Section 3.03:



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            "3.03  Exit Fee.  Together with all payments of principal (except payments of principal pursuant to Sections 5.01, 5.02 and 5.03), the Borrower shall pay to the Lender an exit fee (the "Exit Fee") calculated as follows: (a) with respect to a repayment of principal made on or before June 30, 1998, an amount equal to 1% of the aggregate principal amount of the Mortgage Loans being repaid or (b) with respect to any repayment made on or after July 1, 1998, an amount equal to 1.5% of the aggregate principal amount of the Mortgage Loans being repaid."

            8. Amendment to Section 4.01 of the Note Agreement. Section 4.01(a) of the Note Agreement is hereby amended by adding the following after "other amounts": "including, but not limited to, any Exit Fee".

            9. Amendment to Section 4.05 of the Note Agreement. The third sentence of Section 4.05 of the Note Agreement is hereby amended by adding after "(subject to Section 4.04)," the following: "the amount of the Exit Fee, which shall be subject to the Lender's confirmation".

            10. Amendment to Section 6.02 of the Note Agreement. Section 6.02 of the Note Agreement is hereby amended by adding the following to the end of such Section:

            "(j) For each Collateral Property, Borrower shall have, in accordance with the Security Agreement, established a Collateral Account with a Collateral Bank (as such terms are defined in the Security Agreement) and shall have executed and delivered, and caused the related Collateral Bank to execute and deliver, an agreement in the form attached as Exhibit B to the Security Agreement, along with related UCC-1 Financing Statements, all in form and substance reasonably satisfactory to the Lender. Notwithstanding anything contained herein or in the Security Agreement to the contrary, in the event the Borrower requests a Mortgage Loan (not in connection without an Addition) pursuant to the terms hereof and satisfies all other conditions precedent to the making of such Mortgage Loan pursuant to the terms hereof before October 30, 1997, the Borrower shall not be required to satisfy the terms and conditions of this clause (j) or Section 4.01(a)(i) of the Security Agreement with respect only to the Initial Properties and the Cedar Creek Property in order to obtain such Mortgage Loan, provided, however, that the foregoing shall not constitute a waiver of the Borrower's obligations under the provisions of this clause (j) with respect to any other Mortgage Loan or any Addition or a waiver of any of the Borrower's obligations under Section 4.01 of the Security



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            Agreement."

            11. Amendment to Section 7.02 of the Note Agreement. Section 7.02 of the Note Agreement is hereby amended by adding the following at the end of such Section:

            "The statement of operations of the Borrower for the trailing twelve month period ended on July 31, 1997 heretofore furnished to Lender fairly presents the results of operations for the period ended July 31, 1997 all in accordance with reasonable financial projection methodology and based upon reasonable assumptions, it being understood that any such projections and assumptions are not to be viewed as facts to the extent that they relate to future events and that actual results may differ from those projected therein. The Borrower did not have on said date any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheet as at said date and except to the extent not required to be so disclosed under GAAP. Since July 31, 1997, there has been no material adverse change in the financial condition, operations or business of the Borrower from that set forth in said financial statements as at said date."

            12. Amendment to Section 8.01 of the Note Agreement. The following is added as Section 8.01(b) of the Note Agreement:

            "(b) as soon as available and in any event by April 30, 1998, consolidated statements of income, retained earnings and changes in financial position (or of cash flow, as the case may be) of the Borrower and its Consolidated Subsidiaries for the year ending December 31, 1997 and the related consolidated balance sheet as at December 31, 1997, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing acceptable to the Lender in its sole discretion, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as at the end of, and for, such fiscal year;".

In the last paragraph of Section 8.01, "or (b)" is hereby inserted after "paragraph (a)" and "or fiscal year" is hereby inserted at the end of such paragraph before the ".".


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     13. Amendment to Section 9 of the Note Agreement.  Clause (c) of Section 9
of the Note Agreement is hereby amended by adding the following to the end of such clause before the ";": ", including, but not limited to, those documents, financial information, rent rolls and certificates furnished in connection with that certain Amendment to Note Agreement dated as of September 30, 1997".
Clause (d)(1) of Section 9 of the Note Agreement is hereby amended by inserting ", 8.01(b)" after
"Sections 8.01(a)".

     14. Defaults; Representations. The Borrower hereby certifies that (a) as of the date of this Amendment, there exists no Event of Default, Default or breach of the Borrower's obligations, covenants, representations and warranties under the Note Agreement (as hereby amended) (except for any default or breach that has been waived by the Lender in the letter dated August 22, 1997), and the execution and delivery of this Amendment shall not cause or create any such Event of Default, Default or breach, (b) except for representations and warranties expressly made or deemed made as of a specific date which shall be expressly stated to be true and correct on and as of such date and except as disclosed in the certificate provided by an officer of Ambassador II, Inc., to Lender on or before the execution of this Amendment, the representations and warranties made by the Borrower in Section 7 of the Note Agreement (as hereby amended) and in the other Basic Documents (as amended) and made by each Guarantor in Section 3 of each Guarantee Agreement (as amended) and in the other Basic Documents (as amended) and made by Ambassador in Section 2 of the REIT Agreement (as amended) are true and complete in all material respects on and as of the date of this Amendment with the same force and effect as if made on and as of this Amendment, and (c) as of the date hereof, the Borrower has no cause of action at law or in equity against the Lender (including, without limitation, any offset, defense, deduction or counterclaim) with respect to the Note Agreement or the other Basic Documents (as the same have been amended).

     15. Ratification. As modified by this Amendment, the Note Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties.

     16. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     17. Conflict. To the extent that any terms and provisions of this Amendment conflict with the terms and provisions of the Note Agreement, this Amendment shall govern and control.




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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


                                       BORROWER:

                                       AMBASSADOR II, L.P.

                                       By:  Ambassador II, Inc.,
                                            its General Partner


                                            By:
                                                ----------------------------

                                                Name:
                                                Title:

                                       Address for Notices:

                                            77 West Wacker Drive, Suite
4040
                                            Chicago, Illinois  60601
                                            Attention:  President
                                            Telecopier No.:  (312) 917-
0910

                                            with a copy to:

                                            Greenberg Traurig Hoffman
                                              Lipoff Rosen & Quentel
                                            One Commerce Square, Suite
2050

                                            2005 Market Street
                                            Philadelphia, Pennsylvania
19103

                                            Attention: Dianne Coady
Fisher, Esq.

                                            Telecopier No: (215) 988-7801


                                       LENDER:

                                       NOMURA ASSET CAPITAL CORPORATION


                                       By:
                                            ----------------------------
                                            John Burke
                                            Vice President

                                            Address for Notices:

                                            2 World Financial Center
                                            Building B
                                            New York, New York 10281



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                                                 Attention:  Sheryl McAfee
                                                 Telecopier No.:  (212) 667-
1206
                                                 and
                                                 Attention:  Barry Funt
                                                 Telecopy No.:  (212) 667-1547











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